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                                                               EXHIBIT 99.B-8.84

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     AMENDED AGREEMENT effective the 1st day of January, 2001 by and between Aetna Life Insurance and Annuity Company ("COMPANY"), T. Rowe Price Investment Services, Inc. ("DISTRIBUTOR") and T. Rowe Price Services, Inc. ("TRANSFER AGENT") (collectively "T. ROWE PRICE").

                                   WITNESSETH:

     WHEREAS, Company, Distributor and Transfer Agent signed a Participation Agreement on the 10th day of October, 2000 and that Agreement is being amended herein.

     WHEREAS, Section 5.a. which states as follows shall be deleted in its entirety:

          "The Company is not entitled to fee from any Fund in which the Company has less than $1 million invested."

     WHEREAS, the following sentences in Schedule B Section 1. shall be deleted:

          "There is a 1 basis point reduction if T. Rowe Price Mails prospectuses and reports to Clients."

          "There is a 2 basis point reduction if Company utilizes NSCC Fund/Serv Networking at the participant level."

          "There is a 1 basis point reduction if Company utilizes NSCC's Defined Contribution Clearance & Settlement Service."

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended Agreement as of the date first above written.

AETNA LIFE INSURANCE AND ANNUITY             T. ROWE PRICE INVESTMENT
COMPANY                                      SERVICES, INC.

By:     Laurie M. Tillinghast                By:     /s/ Laura Chasney
       ----------------------------------           ----------------------------
Name:   Laurie M. Tillinghast                Name:   Laura Chasney
       ----------------------------------           ----------------------------
Title:  Vice President                       Title:  Vice President
       ----------------------------------           ----------------------------
Date:   August 13, 2001                      Date:   August 10, 2001
       ----------------------------------           ----------------------------

                                             T. ROWE PRICE SERVICES, INC.

                                             By:     /s/ Laura Chasney
                                                    ----------------------------
                                             Name:   Laura Chasney
                                                    ----------------------------

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                                             Title:  Vice President
                                                    ----------------------------
                                             Date:   August 10, 2001
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